Exhibit 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, in his capacity as an officer of Watson Wyatt Worldwide, Inc. (the “Company”), for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

•                 The Annual Report of the Company on Form 10-K for the period ended June 30, 2007, fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

•                 The information contained in such report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: August 24, 2007

/s/ John J. Haley

John J. Haley

President and Chief Executive Officer

/s/ Carl D. Mautz

Carl D. Mautz

Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Watson Wyatt Worldwide, Inc. and will be retained by Watson Wyatt Worldwide, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.